Exhibit 99.1

MEDIA CONTACT:	John Gogarty
Coyne Public Relations
o: 973-316-1665 x 233
c: 908-403-6714

Hard Rock International and Premier Entertainment Assess

Initial Hurricane Damage of Hard Rock Properties

Biloxi, Mississippi, September 1, 2005 — Hard Rock International, owner and operator of the Hard Rock Cafe locations in New Orleans and Biloxi, and Premier Entertainment Biloxi LLC, owner and operator of the Hard Rock Hotel and Casino property in Biloxi, MS, today announced that they are currently assessing the damage caused by Hurricane Katrina, which struck the Gulf Coast area on Monday, August 29, 2005.

All Hard Rock hotel, casino and cafe employees in Biloxi and New Orleans are encouraged to call 1-888-886-0920 for further details as they become available.

“Our thoughts and concerns are with our employees and the members of our communities, many whose lives have been devastated by this unprecedented storm,” said Hamish Dodds, president and CEO, Hard Rock International.

“Right now our primary concern is for the safety and well being of our employees and neighbors on the Gulf Coast,” said Joseph Billhimer, chief operating officer, Hard Rock Hotel and Casino Biloxi.  “We are committed to the region and encourage our staff to contact us for more information.”

Premier Entertainment LLC believes that it is adequately insured and intends to rebuild the Hard Rock Hotel and Casino Biloxi property.  Additional detailed information on Premier Entertainment’s insurance cover will be disclosed in a future Form 8-K report.

About Hard Rock International

With 120 high-energy Hard Rock Cafes and 13 Hard Rock Hotels and Casinos in more than 40 countries, Hard Rock International is one of the world’s most globally recognized brands.  Beginning with an Eric Clapton guitar, Hard Rock owns the world’s greatest collection of music memorabilia, which is displayed at its locations around the globe.  Hard Rock is also known for its collectible fashion and music-related merchandise, Hard Rock Live performance venues and an award-winning website.  Hard Rock International, Inc. is owned by The Rank Group Plc (NASDAQ: RANKY).  For more information on Hard Rock, visit www.hardrock.com.

About Premier Entertainment Biloxi LLC:

Premier Entertainment Biloxi LLC owns and operates the Hard Rock Hotel and Casino Biloxi, a full service gaming and entertainment resort built on approximately 8.5 acres along the Mississippi Gulf Coast in Biloxi, Mississippi.

Except for the historical information contained herein, the matters addressed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities and Exchange Act of 1934, as amended.  Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements.  Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by Premier Entertainment. From time to time, oral or written forwardlooking statements are also included in Premier Entertainment’s and Premier Finance’s periodic reports on Forms l0-K, l0-Q and 8-K, press releases and other materials released to the public.

Actual results may differ materially from those that might be anticipated from forward-looking statements included herein.  This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.  Premier Entertainment and Premier Finance undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that may cause actual performance of Premier Entertainment or Premier Biloxi to differ materially from that contemplated by such forward-looking statements include, among others: (1) the results of the damage from Hurricane Katrina and insurance proceeds available to Premier Entertainment;  (2) the gaming industry is very competitive and increased competition from the legalization or expansion of gaming in Mississippi or Alabama and the development or expansion of Native American casinos in or near Premier Entertainment’s markets could adversely affect Premier Entertainment’s profitability, (3) general construction risks and other factors, some of which are beyond Premier Entertainment’s control, could prevent Premier Entertainment from completing its construction and development projects as planned, (4) changes in gaming laws or regulations, (5) changes in federal or state tax laws, (6) changes in the economy, (7) the additional furniture, fixture, and equipment financing to complete the project and (8) changes in the scope of the project. Additional factors that could cause actual performance of Premier Entertainment to differ materially from that contemplated by such forward-looking statements are detailed in the Registration Statement and Premier Entertainment’s and Premier Finance’s periodic reports on Forms 10-K, 10-Q and 8-K.